Exhibit 23.02


Consent of Independent Auditors



We consent to (i) the reference to our firm under the caption "Experts" in the Registration Statement (Form F-3), and related Prospectus of BluePhoenix Solutions Ltd. for the registration of 2,108,411 of its ordinary shares, (ii) the incorporation by reference therein of our report dated May 27, 2004, with respect to the consolidated financial statements of BluePhoenix Solutions Ltd. included in its Annual Report (Form 20-F) for the year ended December 31, 2003 filed with the Securities and Exchange Commission, and (iii) the inclusion therein of our report dated March 31, 2003 included in the consolidated financial statements as of September 30, 2002 of Liraz Systems Ltd.





                                            /s/   Ziv Haft
                                            -----------------------------------
                                            Certified Public Accountants (Isr.)

                                                   BDO Member Firm

Tel-Aviv, Israel
May 27, 2004